As filed with the Securities and Exchange Commission on January 29, 2021
Registration No. 333-226944

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SERVICE PROPERTIES TRUST
SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	04-3262075 (I.R.S. Employer Identification Number)
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634 (617) 964-8389
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian E. Donley
Chief Financial Officer and Treasurer
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 964-8389
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Howard E. Berkenblit
Lindsey A. Getz
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities of Service Properties Trust
Preferred Shares of Beneficial Interest of Service Properties Trust
Depositary Shares Representing Preferred Shares of Service Properties Trust(4)
Common Shares of Beneficial Interest, $.01 par value per share, of Service Properties Trust
Warrants of Service Properties Trust
Guarantees of Debt Securities of Service Properties Trust(5)
Total

(1)
Not specified as to each class of securities to be registered, pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, including under any anti-dilution provisions, or that are issued in units or represented by depositary shares. Securities registered hereunder may be sold separately or in any combination with other securities registered hereunder.

(2)
Exclusive of accrued interest, distributions and dividends, if any.

(3)
In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, Service Properties Trust, or the Registrant, is deferring payment of the registration fee.

(4)
Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event the Registrant elects to offer to the public fractional interests in preferred shares of beneficial interest registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and preferred shares of beneficial interest will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(5)
There are being registered hereunder guarantees of the debt securities of the Registrant by certain of the Registrant’s subsidiaries listed in the “Subsidiary Guarantor Registrants” table below. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.

SUBSIDIARY GUARANTOR REGISTRANTS(1)
Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
Banner NewCo LLC	Delaware	Limited liability company	84-3069989
Cambridge TRS, Inc	Maryland	Corporation	45-4167445
Harbor Court Associates, LLC	Maryland	Limited liability company	56-2550257
Highway Ventures Borrower LLC	Delaware	Limited liability company	84-3373977
Highway Ventures LLC	Delaware	Limited liability company	84-3373884
Highway Ventures Properties LLC	Maryland	Limited liability company	26-0240108
Highway Ventures Properties Trust	Maryland	Real estate investment trust	26-0239999
HPT Cambridge LLC	Massachusetts	Limited liability company	04-6148511
HPT Clift TRS LLC	Maryland	Limited liability company	82-4109793
HPT CW MA Realty LLC	Maryland	Limited liability company	85-1552858
HPT CW MA Realty Trust	Massachusetts	Nominee Trust	46-2440496
HPT CY TRS, Inc	Maryland	Corporation	46-1213113
HPT Geary ABC Holdings LLC	Maryland	Limited liability company	46-1920850
HPT Geary Properties Trust	Maryland	Real estate investment trust	46-2080511
HPT IHG Chicago Property LLC	Maryland	Limited liability company	84-2997973
HPT IHG GA Properties LLC	Maryland	Limited liability company	20-2870357
HPT IHG-2 Properties Trust	Maryland	Real estate investment trust	20-1997811
HPT IHG-3 Properties LLC	Maryland	Limited liability company	20-3947942
HPT SN Holding, Inc	New York	Corporation	13-5648107
HPT State Street TRS LLC	Maryland	Limited liability company	84-2998086
HPT Suite Properties Trust	Maryland	Real estate investment trust	04-3397210
HPT TA Properties LLC	Maryland	Limited liability company	20-8260669
HPT TA Properties Trust	Maryland	Real estate investment trust	20-8260357
HPT TRS IHG-2, Inc	Maryland	Corporation	20-2131948
HPT TRS Inc	Maryland	Corporation	04-3548096
HPT TRS MRP, Inc	Maryland	Corporation	27-4654560
HPT TRS SPES II, Inc	Maryland	Corporation	43-2012365
HPT TRS WYN, Inc	Maryland	Corporation	46-0781608
HPT Wacker Drive TRS LLC	Maryland	Limited liability company	84-2998217
HPTCY Properties Trust	Maryland	Real estate investment trust	04-3308179
HPTMI Hawaii, Inc	Delaware	Corporation	04-3563876
HPTMI Properties Trust	Maryland	Real estate investment trust	04-3360772
HPTWN Properties Trust	Maryland	Real estate investment trust	04-3308198
Royal Sonesta, Inc	Louisiana	Corporation	72-0803191
SVC Gatehall Drive TRS LLC	Maryland	Limited liability company	86-1396045
SVC Holdings LLC	Maryland	Limited liability company	84-4879602
SVC Jersey City TRS LLC	Maryland	Limited liability company	85-3494714
SVC Morris Plains TRS LLC	Maryland	Limited liability company	85-3494969
SVC Nanuet TRS LLC	Maryland	Limited liability company	85-3495195

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SVC NJ TRS LLC	Maryland	Limited liability company	85-2484541
SVC Randolph Street TRS LLC	Maryland	Limited liability company	85-3500521
SVC Redondo Beach TRS LLC	Maryland	Limited liability company	85-3506957
SVCN 1 LLC	Delaware	Limited liability company	20-1262089
SVCN 2 LLC	Delaware	Limited liability company	20-2928350
SVCN 3 LLC	Delaware	Limited liability company	20-3118006
SVCN 4 LLC	Delaware	Limited liability company	84-3069763
SVCN 5 LLC	Delaware	Limited liability company	84-3069896

(1)
One or more of the above registrants, each a Subsidiary Guarantor Registrant, may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Service Properties Trust offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

The address, including zip code, of each Subsidiary Guarantor Registrant’s principal executive offices is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 and the telephone number of each Subsidiary Guarantor Registrant’s executive office is (617) 964-8389.
The address, including zip code, of the agent for service for each of the Subsidiary Guarantor Registrants is Brian E. Donley, Chief Financial Officer and Treasurer of Service Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton Massachusetts 02458-1634, and the telephone number of each Subsidiary Guarantor Registrant’s agent for service is (617) 964-8389.

EXPLANATORY NOTE
This Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-226944) of Service Properties Trust and its subsidiary guarantor co-registrants is being filed pursuant to Rule 413(b) under the Securities Act of 1933, as amended, to (i) add SVC Gatehall Drive TRS LLC, an indirect wholly-owned subsidiary of the Registrant, as a co-registrant to the Registration Statement as it may become a guarantor of some or all of the debt securities of the Registrant with respect to which offers and sales are registered under the Registration Statement and (ii) file additional exhibits to the Registration Statement under Item 16 of Part II thereof. This Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
Set forth below are the fees and expenses (all of which will be borne by the registrants unless otherwise provided in the applicable prospectus supplement) to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions (if any).
SEC Registration Fee	$	*
Trustee’s Fees and Expenses		**
Printing Fees and Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Rating Agency Fees		**
Miscellaneous Fees and Expenses		**
Total:	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended, or the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ trustees, directors and officers are insured or indemnified against liability in their capacities as such.
Registrants Organized under Maryland Law
Real Estate Investment Trusts, or REITs, and Corporations
Service Properties Trust, or SVC, and certain other registrants are organized as Maryland REITs. Certain other registrants are organized as Maryland corporations. Maryland law applicable to real estate investment trusts, or the Maryland REIT Law, permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. SVC’s declaration of trust, and the declarations of trust of each other registrant that is a Maryland REIT, contain a provision which eliminates the liability of its trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

SVC’s declaration of trust requires such registrant, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) its trustees and officers, whether serving such registrant or at its request any other entity, or (2) other employees and agents to such extent as shall be authorized by such registrant’s Trustees or bylaws. SVC’s declaration of trust also requires such registrant to advance expenses to its trustees and officers under the procedures therein and to the full extent permitted by law.
The declarations of trust or bylaws of certain other registrants that are Maryland REITs require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former trustee, officer or shareholder of it, (2) any individual who, while a trustee or officer of such registrant and at its request, serves or has served as a director, officer, shareholder, partner, or trustee another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of his or her service in that capacity, and (3) any present or former trustee or officer of such registrant from any claim or liability to which such person may become subject or may incur by reason of his or her service in that capacity unless it is established that (x) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or as the result of active and deliberate dishonesty, (y) he or she actually received an improper personal benefit in money, property or services or (z) in the case of a criminal proceeding, had reasonable cause to believe that his or her act or omission was unlawful. The declaration of trust or bylaws of certain other registrants that are Maryland REITs obligate such registrants to pay or reimburse the persons serving in the capacities described above for reasonable expenses in advance of final disposition of a proceeding. The declaration of trust or bylaws of certain other registrants that are Maryland REITs also permit such registrants to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former employee or agent of it or any such predecessor.
The declaration of trust or bylaws of HPTWN Properties Trust, a Maryland REIT, requires such registrant, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former trustee, officer or shareholder of it, (2) any individual who, while a trustee, officer or shareholder of such registrant and at its request, serves or has served as a director, officer, shareholder, partner, or trustee another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of his or her service in that capacity, and (3) any present or former trustee or officer of such registrant from any claim or liability to which such person may become subject or may incur by reason of his or her service in that capacity unless it is established that (x) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or as the result of active and deliberate dishonesty, (y) he or she actually received an improper personal benefit in money, property or services or (z) in the case of a criminal proceeding, had reasonable cause to believe that his or her act or omission was unlawful and (4) any shareholder or former shareholder of such registrant from any claim or liability to which such person may become subject by reason of such status. The declaration of trust or bylaws of HPTWN Properties Trust obligates such registrant to pay or reimburse the persons serving in the capacities described above for reasonable expenses in advance of final disposition of a proceeding. The declaration of trust or bylaws of HPTWN Properties Trust also permits such registrant to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former employee or agent of it or any such predecessor.
The declaration of trusts or bylaws of HPT Geary Properties Trust and Highway Ventures Properties Trust, each a Maryland REIT, require such registrants to indemnify, to the maximum extent permitted by Maryland law, (1) any present or former trustee, officer, shareholder, employee or agent of it or (2) any individual who, while a trustee of such registrant and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from any claim or liability to which such person may become subject or may incur by reason of his or her service in that capacity. The declaration of trust or bylaws of HPT Geary Properties Trust and Highway Ventures Properties Trust also obligate such registrants to pay or reimburse the persons serving in the capacities described above for reasonable expenses in advance of final disposition of a proceeding.
The declaration of trusts or bylaws of HPT Suite Properties Trust, a Maryland REIT, requires such registrant to indemnify, to the full extent permitted by Maryland law, (1) any trustee or officer, whether serving such registrant or at its request any other entity, or (2) other employees and agents as may be authorized by the trustees of such registrant. The declaration of trust or bylaws of HPT Suite Properties Trust also obligates such registrant to pay or reimburse the persons serving in the capacities described above for reasonable expenses in advance of final disposition of a proceeding.
The charter or bylaws of certain registrants that are Maryland corporations require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former director or officer of it or (2) any individual who, while a director or officer of such registrant and at its request, serves or has served as a trustee, director, officer, partner, member or manager of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. The charters or bylaws of certain other registrants that are Maryland corporations require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former director or officer of it or (2) any individual who, while a director of such registrant and at its request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. The bylaws of HPT TRS Inc., a Maryland corporation, require such registrant, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former director, officer or stockholder of it or (2) any individual who, while a director or officer of such registrant and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding.
The charter or bylaws of each registrant that is a Maryland corporation also permits such registrant to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former employee or agent of it or any such predecessor.
Limited Liability Companies
Certain registrants are limited liability companies organized under Maryland law. Subject to standards and restrictions as are set forth in the limited liability company operating agreement, or the LLC agreement, of such Maryland limited liability company, the Maryland Limited Liability Company Act empowers a Maryland limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.
The LLC agreement of each registrant that is a Maryland limited liability company require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.
Registrants Organized under Delaware Law
Corporation
One registrant, HPTMI Hawaii, Inc., is a corporation organized under Delaware law. The Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorneys’ fees, judgments, fines and expenses) they may incur in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The Delaware General Corporation Law also provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions.
The bylaws of HPTMI Hawaii, Inc. permit the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity, so long as such person acted in good faith and in a manner reasonably believed to be in (or not opposed to) the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The bylaws of HPTMI Hawaii, Inc. further permit the registrant to reimburse any of the above persons for reasonable expenses where they have been successful on the merits or otherwise in defense of such actions.
Limited Liability Companies
Certain registrants are limited liability companies organized under Delaware law. Subject to standards and restrictions as are set forth in the LLC agreement of such Delaware limited liability company registrant, the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.
The LLC agreement of each registrant that is a Delaware limited liability company require such registrants, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.

Registrant Organized under Louisiana Law
Royal Sonesta, Inc. is a corporation organized under Louisiana law. Sections 1-850 through 1-859 of the Louisiana Business Corporation Act provide in part that a corporation may indemnify each of its current or former directors and officers against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (i) in the case of conduct in an official capacity, that such indemnitee’s conduct was in the best interests of the corporation or (ii) in all other cases, that such indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe such indemnitee’s conduct was unlawful. The corporation may also advance expenses to the indemnitee provided that the indemnitee delivers (i) a written affirmation of such indemnitee’s good faith belief that the relevant standard of conduct has been met by such indemnitee or that the proceeding involves conduct for which liability has been eliminated and (ii) a written undertaking to repay any funds advanced if (a) such indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (b) it is ultimately determined that such indemnitee has not met the relevant standard of conduct. A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against expenses incurred by the director in connection with the proceeding. A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for it, regardless of whether the corporation has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability.
The Articles of Incorporation and bylaws of Royal Sonesta, Inc. do not address indemnify of its officers or directors. However, pursuant to the Louisiana Business Corporation Act, such registrant must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of such registrant against expenses incurred by the director in connection with the proceeding.
Registrant Organized under New York Law
HPT SN Holding, Inc. is a corporation organized under New York law. The New York Business Corporation Law empowers a New York corporation to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of incorporation or bylaws.
The bylaws of HPT SN Holding, Inc. require such registrant, to the maximum extent permitted by New York law, in effect from time to time, to indemnify any person who was or is a party or is threatened to be made a party to any action or proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation in any capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, so long as such person acted in good faith, for a purpose which was reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The bylaws of HPT SN Holding, Inc. further permit the advancement of expenses to such individuals in connection with any such proceeding if certain requirements are satisfied.
Registrants Governed by Massachusetts Law
Nominee Trust
HPT CW MA Realty Trust is a nominee trust governed by Massachusetts law. Massachusetts law recognizes that a trust agreement may provide that a trustee is not personally liable for obligations of the trust, and that a trustee may be indemnified out of trust assets.
The declaration of trust of HPT CW MA Realty Trust requires the beneficiaries of such registrant to indemnify and hold the trustees of such registrant harmless form and against any and all loss, cost, damage and expense incurred by such trustees by virtue of their status as owner of the trust property or resulting from any action taken by such trustees at the direction of the registrant’s beneficiaries. The declaration of trust of HPT CW MA Realty Trust further states that no trustee shall be held to any personal liability whatsoever in tort, contract or otherwise for any error of judgment or for any loss arising out of any act or omission in the execution of the trust, so long as such trustee acts in good faith, and shall only be responsible for such trustee’s own bad faith or willful malfeasance.
Limited Liability Company
HPT Cambridge LLC is a limited liability company organized under Massachusetts law. Subject to standards and restrictions as are set forth in the LLC agreement of such Massachusetts limited liability company, the Massachusetts Limited Liability Company Act empowers a Massachusetts limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands, provided that it is not adjudicated that such person did not act in good faith and with a reasonable belief that such actions were in the best interest of the company.
The LLC agreement of HPT Cambridge LLC requires such registrant, to the maximum extent permitted by Massachusetts law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.
Other Information
SVC has also entered into indemnification agreements with its Trustees and officers providing for procedures for indemnification by SVC to the maximum extent permitted by Maryland law and advancements by SVC of certain expenses and costs relating to claims, suits or proceedings arising from their service to SVC and its subsidiaries, including the other registrants. SVC also maintain directors’ and officers’ liability insurance for its Trustees and officers and the trustees, directors and officers of its subsidiaries, including the other registrants.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act may be permitted to the registrants’ trustees, directors, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and SVC’s declaration of trust, the registrants have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. Reference is made to SVC’s declaration of trust, as amended and supplemented, filed as Exhibit 4.1 to this Post-Effective Amendment No. 4 to Registration Statement. Reference is also made to our indemnification agreements with our Trustees and officers, a form of which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
Any underwriting agreements (Exhibits 1.1 through 1.5) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of the registrants’ trustees, directors, officers and controlling persons.
Item 16.   Exhibits
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*

Exhibit No.	Description
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Amended and Restated Declaration of Trust, dated August 21, 1995, as amended to date. (Incorporated by reference to our Post-Effective Amendment No. 2 to Registration Statement on Form S-3, File No. 333-226944.)
4.2	Articles Supplementary to the Declaration of Trust of Service Properties Trust, dated June 10, 2020. (Incorporated by reference to our Current Report on Form 8-K filed on June 10, 2020.)
4.3	Amended and Restated Bylaws, adopted September 23, 2019. (Incorporated by reference to our Current Report on Form 8-K filed on September 23, 2019.)
4.4	Indenture, dated as of February 3, 2016, between the Company and U.S. Bank National Association. (Incorporated by reference to our Current Report on Form 8-K filed on February 4, 2016.)
4.5	Form of Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-206514.)
4.6	Form of Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-206514.)
4.7	Form of Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-206514.)
4.8	Form of Senior Debt Security.*
4.9	Form of Senior Subordinated Debt Security.*
4.10	Form of Junior Subordinated Debt Security.*
4.11	Form of Articles Supplementary for Preferred Shares.*
4.12	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.13	Form of Preferred Share Certificate.*
4.14	Form of Common Share Certificate. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019.)
4.15	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP. (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
5.2	Opinion of Venable LLP.**
5.3	Opinion of Stone Pigman Walther Wittmann L.L.C. (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
8.1	Opinion of Sullivan & Worcester LLP as to tax matters. (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
23.1	Consent of Ernst & Young LLP. **
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1.) (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1.) (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
23.4	Consent of Venable LLP (included in Exhibit 5.2.)**
23.5	Consent of Stone Pigman Walther Wittmann L.L.C (included in Exhibit 5.3.) (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
24.1	Powers of Attorney of certain officers and trustees/directors. (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
24.2	Powers of Attorney of certain officers and trustees/directors. (Incorporated by reference to our Post-Effective Amendment No. 2 to Registration Statement on Form S-3, File No. 333-226944.)

Exhibit No.	Description
24.3	Powers of Attorney of certain officers and directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture dated February 3, 2016, between the Company and U.S. Bank National Association.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture. (Incorporated by reference to this registration statement filed on August 20, 2018.)
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture. (Incorporated by reference to this registration statement filed on August 20, 2018.)
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture. (Incorporated by reference to this registration statement filed on August 20, 2018.)

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

Item 17.   Undertakings
The undersigned registrants hereby undertake:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Amended and Restated Declaration of Trust, dated August 21, 1995, as amended to date. (Incorporated by reference to our Post-Effective Amendment No. 2 to Registration Statement on Form S-3, File No. 333-226944.)
4.2	Articles Supplementary to the Declaration of Trust of Service Properties Trust, dated June 10, 2020. (Incorporated by reference to our Current Report on Form 8-K filed on June 10, 2020.)
4.3	Amended and Restated Bylaws, adopted September 23, 2019. (Incorporated by reference to our Current Report on Form 8-K filed on September 23, 2019.)
4.4	Indenture, dated as of February 3, 2016, between the Company and U.S. Bank National Association. (Incorporated by reference to our Current Report on Form 8-K filed on February 4, 2016.)
4.5	Form of Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-206514.)
4.6	Form of Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-206514.)
4.7	Form of Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-206514.)
4.8	Form of Senior Debt Security.*
4.9	Form of Senior Subordinated Debt Security.*
4.10	Form of Junior Subordinated Debt Security.*
4.11	Form of Articles Supplementary for Preferred Shares.*
4.12	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.13	Form of Preferred Share Certificate.*
4.14	Form of Common Share Certificate. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019.)
4.15	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP. (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
5.2	Opinion of Venable LLP.**
5.3	Opinion of Stone Pigman Walther Wittmann L.L.C. (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
8.1	Opinion of Sullivan & Worcester LLP as to tax matters. (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
23.1	Consent of Ernst & Young LLP. **
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1.) (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)

Exhibit No.	Description
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1.) (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
23.4	Consent of Venable LLP (included in Exhibit 5.2.)**
23.5	Consent of Stone Pigman Walther Wittmann L.L.C (included in Exhibit 5.3.) (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
24.1	Powers of Attorney of certain officers and trustees/directors. (Incorporated by reference to our Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-226944.)
24.2	Powers of Attorney of certain officers and trustees/directors. (Incorporated by reference to our Post-Effective Amendment No. 2 to Registration Statement on Form S-3, File No. 333-226944.)
24.3	Powers of Attorney of certain officers and directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture dated February 3, 2016, between the Company and U.S. Bank National Association.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture. (Incorporated by reference to this registration statement filed on August 20, 2018.)
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture. (Incorporated by reference to this registration statement filed on August 20, 2018.)
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture. (Incorporated by reference to this registration statement filed on August 20, 2018.)

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 29, 2021.
SERVICE PROPERTIES TRUST
By:
/s/ John G. Murray

John G. Murray
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John G. Murray John G. Murray	Managing Trustee; President and Chief Executive Officer	January 29, 2021
* Brian E. Donley	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	January 29, 2021
* Laurie B. Burns	Independent Trustee	January 29, 2021
* Robert E. Cramer	Independent Trustee	January 29, 2021
* Donna D. Fraiche	Independent Trustee	January 29, 2021
* John L. Harrington	Lead Independent Trustee	January 29, 2021
* William A. Lamkin	Independent Trustee	January 29, 2021
* Adam D. Portnoy	Managing Trustee and Chair of the Board of Trustees	January 29, 2021
*By: /s/ John G. Murray John G. Murray Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 29, 2021.
BANNER NEWCO LLC
CAMBRIDGE TRS, INC.
HARBOR COURT ASSOCIATES, LLC
HIGHWAY VENTURES BORROWER LLC
HIGHWAY VENTURES LLC
HIGHWAY VENTURES PROPERTIES LLC
HIGHWAY VENTURES PROPERTIES TRUST
HPT CAMBRIDGE LLC
HPT CLIFT TRS LLC
HPT CW MA REALTY LLC
HPT CY TRS, INC.
HPT GEARY ABC HOLDINGS LLC
HPT GEARY PROPERTIES TRUST
HPT IHG CHICAGO PROPERTY LLC
HPT IHG GA PROPERTIES LLC
HPT IHG-2 PROPERTIES TRUST
HPT IHG-3 PROPERTIES LLC
HPT SN HOLDING, INC.
HPT STATE STREET TRS LLC
HPT SUITE PROPERTIES TRUST
HPT TA PROPERTIES LLC
HPT TA PROPERTIES TRUST
HPT TRS IHG-2, INC.
HPT TRS INC.
HPT TRS MRP, INC.
HPT TRS SPES II, INC.
HPT TRS WYN, INC.
HPT WACKER DRIVE TRS LLC
HPTCY PROPERTIES TRUST
HPTMI HAWAII, INC.
HPTMI PROPERTIES TRUST
HPTWN PROPERTIES TRUST
ROYAL SONESTA, INC.
SVC HOLDINGS LLC
SVC JERSEY CITY TRS LLC
SVC MORRIS PLAINS TRS LLC
SVC NANUET TRS LLC
SVC NJ TRS LLC
SVC RANDOLPH STREET TRS LLC
SVC REDONDO BEACH TRS LLC
SVCN 1 LLC
SVCN 2 LLC
SVCN 3 LLC
SVCN 4 LLC
SVCN 5 LLC

By:
/s/ John G. Murray

John G. Murray
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John G. Murray John G. Murray	Trustee / Director, President and Chief Executive Officer	January 29, 2021
* Brian E. Donley	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	January 29, 2021
* Adam D. Portnoy	Trustee / Director	January 29, 2021
*By: /s/ John G. Murray John G. Murray Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 29, 2021.
SVC GATEHALL DRIVE TRS LLC
By:
/s/ John G. Murray

John G. Murray
President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the above co-registrant, hereby severally constitutes and appoints each of John G. Murray and Brian E. Donley to sign for him, and in his name in the capacity indicated below, this Post-Effective Amendment No. 4 to Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 4 to Registration Statement and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ John G. Murray John G. Murray	Director, President and Chief Executive Officer	January 29, 2021
/s/ Brian E. Donley Brian E. Donley	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	January 29, 2021
/s/ Adam D. Portnoy Adam D. Portnoy	Director	January 29, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 29, 2021.
HPT CW MA REALTY TRUST
By:
/s/ John G. Murray

John G. Murray
as Trustee and not individually
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ John G. Murray John G. Murray	as Trustee and not individually	January 29, 2021
* Brian E. Donley	as Trustee and not individually	January 29, 2021
*By: /s/ John G. Murray John G. Murray Attorney-in-fact